Exhibit 99.1

Filed by Archipelago Holdings, Inc. Pursuant to
Rule 425 under the Securities Act of 1933 and
deemed filed pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934

Subject Companies:
Archipelago Holdings, Inc.
(Commission File No. 001-32274)
The New York Stock Exchange, Inc.

IMPORTANT MERGER INFORMATION

In connection with the proposed merger of Archipelago and the NYSE, the parties intend to file relevant materials with the Securities Exchange Commission (“SEC”), including a joint proxy statement/prospectus regarding the proposed transaction. Such documents, however, are not currently available. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Archipelago and the NYSE without charge, at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. Copies of the joint proxy statement/prospectus can also be obtained, without charge, once they are filed with the SEC, by directing a request to Archipelago, Attention: Investor Relations, at 100 S. Wacker Drive, Suite 1800, Chicago, Illinois 60606 or calling (888) 514-7284.

Archipelago, NYSE and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Archipelago shareholders in respect of the proposed transaction. Information regarding Archipelago’s directors and executive officers is available in Archipelago’s proxy statement for its 2005 annual meeting of stockholders, dated March 31, 2005.  Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.  This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FINAL TRANSCRIPT

Conference Call Transcript AX - Q1 2005 Archipelago Holdings, Inc. Earnings Conference Call Event Date/Time: Apr. 21. 2005 / 12:00PM ET Event Duration: N/A

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© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript

Conference Call Transcript

AX - Q1 2005 Archipelago Holdings, Inc. Earnings Conference Call

Event Date/Time: Apr. 21. 2005 / 12:00PM ET

Event Duration: N/A

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

CORPORATE PARTICIPANTS

Pat Murphy

Archipelago Holdings, Inc. - Investor Relations

Gerry Putnam

Archipelago Holdings, Inc. - Chairman and CEO

Nelson Chai

Archipelago Holdings, Inc. - CFO

Kevin O’ Hara

Archipelago Holdings, Inc. - CAO

CONFERENCE CALL PARTICIPANTS

Daniel Goldberg

Bear Stearns - Analyst

Mick Dechequare

Analyst

Rich Repetto

Sandler O’Neill - Analyst

Charlotte Chamberlain

Jefferies & Co. - Analyst

Bill Tanona

JP Morgan - Analyst

Richard Herr

KBW - Analyst

Todd Hockey

Allianz Asset Management - Analyst

Justin Hughes

Philadelphia Financial - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by and welcome to the Archipelago Holdings first quarter earnings conference call. My name is Carlo, and I will be your coordinator for today’s presentation.

(Operator instructions).

I would now like to turn the presentation over to your host for today’s call, Pat Murphy with Investor Relations. Please proceed.

Pat Murphy - Archipelago Holdings, Inc. - Investor Relations

Thank you. Our comments today may contain forward-looking statements which are based on management’s existing expectations and the current economic environment. These statements are not a guarantee of future performance and actual results may differ materially from those described or implied in the forward-looking statements.

Forward-looking statements are inherently (inaudible) and uncertainties included but not limited to future operating results, market penetration, and the financial condition of the Company. Please refer to our SEC filings for a full discussion of the Company’s risk factors. We will not be updating any forward-looking statements to reflect facts or circumstances after this call.

I would like to now turn the call over to Gerry Putnam, CEO of Archipelago Holdings.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Thank you, Pat. You keep getting better and better at reading that. Good morning/afternoon to all of you and thank you for joining us as we go over Archipelago’s financial results for the first quarter of 2005.

Let me start by saying we’ve had a busy week and I appreciate you flexibility and understanding around our need to move up this call. We apologize for any scheduling issues that this presents. Before we jump into the quarterly results - and actually, I’m to have Nelson do the financial details for the first quarter.

I would like to reiterate the excitement around the NYSE Archipelago transaction. We’ve never been a company shy about taking big leaps when opportunities present themselves. Yesterday’s announcement represents our biggest leap as a young company to date and we are looking forward to the opportunities ahead of us.

We believe we’ve aligned with a premier institution in our industry and a powerful brand. When you think about great brands you’re likely to think about McDonald’s, Wal-Mart, Coke. When you think about the New York Stock Exchange I think you’re more likely to put that in the category of the Liberty Bell and the Washington Monument.

We also believe that this partnership positions us to carry on our vision of impacting the markets with investor friendly change. Additionally, we are providing our shareholders with strong growth opportunities that come from a union with a more diverse revenue base.

Moving on, we made progress in the first quarter across key initiatives. In Q1 we continued to grow our NYSE listed market share to 2.5% for the quarter, but it’s currently running at 3.5%. Today we believe we will continue to see growth here. We made strides in our listings business, bringing on board three new listings.

Beyond listings we announced the acquisition of Pacific Holdings and its options business. We believe this paves the way to ArcaEx being the first all electronic exchange to trade both equities and options. We’re working aggressively to get this transaction closed in the next few months and we’re working diligently on planning our integration.

As you may have seen, Matt Gelber is joining the ArcaEx team to lead the charge. Additionally, we’re also exploring novel ways to use our industry leading trading platform. Perhaps the most interesting to date is our recently announced plans with Sun Microsystems to build the world’s first online CPU exchange.

As always, it’s been a very active quarter for the Company. And it’s evident by our announcement yesterday with the NYSE, we’ll keep unearthing opportunities as we strive to create the world’s leading investor friendly exchange. At this time I’ll turn the call over to Nelson to take us through the financial results.

Nelson Chai - Archipelago Holdings, Inc. - CFO

Thank you, Gerry, and good afternoon everyone. For the first quarter of 2005 we reported net income of $13.2 million or $0.28 per diluted share. This compares to net income of $22 million for the first quarter of 2004, however, during the first quarter of 2004 we were organized as a mid-liability company, which from a tax perspective is a pass through entity. And as such, we were not responsible for the payment of income taxes at the corporate level.

For comparative purposes, Archipelago reported pretaxed income of $21.9 million for the first quarter of 2005, which is inline with the $22 million net income we reported the first quarter of 2004. During the first quarter of 2005, total U.S. market volumes reached 262.8 billion shares and total volume traded in ArcaEx was 35.8 million shares.

Our share of the total U.S. market trading volume was 13.6% for the first quarter of 2005 as compared to 13.9% for the fourth quarter of 2004 and 14% for the first quarter of 2004. For Nasdaq-listed shares we have 23.5% on a consolidated trading, a decrease from 23.7% for the fourth quarter of 2004 and 25.5% for the first quarter of 2004.

For NYSE listed shares we came up 2.5% of the consolidated trading, an increase of 2.3% for the fourth quarter of last year and 1.6% from the period a year ago. And for AMEX-listed shares we handled 25.5% of the consolidated trading which is similar to our fourth quarter in 2004, but represented an increase of 17.6% from the first quarter of 2004.

The overall decrease in our share in the total U.S. trading volumes continues to be attributable to competition in the marketplace, particularly in the OTC marketplace as well as our inability to currently to trade sub-penny and stocks below $5.00, whereas our competitors including Instinet and Nasdaq-via (ph) group have the ability to trade them.

Following the adoption of Regulation NMET, our competitors will no longer be able to trade sub-penny and stock below $5.00, which will level the playing field starting July 1st, 2005. Any stocks trading below $5.00 our market share in the first quarter was 17% versus a market share in stocks trading above $5.00.

For the first quarter of 2005 our total revenues were $133.7 million, a decrease from $138.8 million from the fourth quarter and from $146.8 million in the first quarter a year ago. Despite the decrease in total revenues, our gross margins remain strong and reached $55.2 million, the equivalent of 41.3% of the our total revenues as compared to gross margins of $58.7 million or 42% of our total revenues in the fourth quarter of 2004 and $54.5 million or 37% of our total revenues from the first quarter a year ago.

We continue to manage our direct costs by taking initiatives including self-serving our routing broker business, and our introducing broker business. In the first quarter of 2005 we realized the full impact of these associated cost savings. The percentage of our customer share buying matched internally continued to increase and reached 88.4% for the first quarter of 2005, up from 87.4% in the fourth quarter of ‘04 and 85.5% for the first quarter of 2004.

This leverage in trade behavior translates into gross margin improvement. For the first quarter of 2005 total indirect expenses were $34.2 million, a decrease from the $39 million we reported for the 4th quarter of last year and an increase from $32.6 million for the first quarter a year ago. Most of our indirect expenses are stable with the exception of marketing expenses, which from time to time vary depending on the quarter and the time of our media campaign.

Our headcount at quarter end was 241 employees, which is a testament of our willingness to leverage technology as well as continue to maintain costs. So, the first quarter of 2005 we generated cash flow from operations of $19.1 million and as of March 31, 2005, Archipelago had $193.2 million of cash and cash equivalents and no long term debt obligations. This concludes my financial overview and at this time I’ll turn it back to Gerry.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Okay. Nelson - that the trade behavior, which we’ve talked about, everyone has the impact which you’re seeing here of increasing the margin, but it is a drag on revenues because we charge four-tenths of a cent in OTC when we route out and obviously, you know we charge three-tenths when we cross it. So, it does have some of that impact that I think we’re seeing in the financials here.

With that, operator, why don’t you open the call to questions.

QUESTION AND ANSWER

Operator

Yes, sir.

[Operator instructions]

Our first question is from the line of Daniel Goldberg with Bear Stearns.

Daniel Goldberg - Bear Stearns - Analyst

Good afternoon - or good morning, I should say to you.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Yes. Hi, Daniel.

Daniel Goldberg - Bear Stearns - Analyst

How are you doing? First question, and then I guess what are you seeing so far in April in terms of volumes, market share? Any trends that have changed since March or the first quarter?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Yes, if you go - if you’re blogging our division you’re going to see that - and you can see blog into Arca - put April 1st through the 20th - and you’ll see that we’ve had an uptick in listed market share and we’ve had an uptick in OTC market share. Yes, we’ve seen an uptick in both of those.

Daniel Goldberg - Bear Stearns - Analyst

And from a pricing standpoint?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

No change in price.

Daniel Goldberg - Bear Stearns - Analyst

Okay. What would you attribute the - you know, you’re price has been relatively stable versus some of your -

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Not even relatively. We haven’t it in two and half - is that right? We haven’t changed it one dime in two and a half years.

Daniel Goldberg - Bear Stearns - Analyst

No, I’m just saying in terms of the calculation it kind of varies a little bit when you just do a calculation based on the pure financials.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Based on that cross rate, which I just mentioned, right? So that the more internalized trades we do as the trade behavior increases it’s a drag on the revenue, but I mean, it’s a good thing because we don’t pay to clear those trades and we get the tape revenue. So, don’t mistake that for a decrease in pricing. It’s just better trade behavior.

Nelson Chai - Archipelago Holdings, Inc. - CFO

And Daniel, the other thing you didn’t count right is just the trading days, right? Because there were 64 in the fourth quarter of last year. There were 62 in the first quarter of last year and there are 61 in the first quarter.

Daniel Goldberg - Bear Stearns - Analyst

Right, got it. What about the 4 a.m. trading? What has been the result there? Are you seeing any significant impact from being open a couple of extra hours.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

I would say at this stage it’s not - at 4 o’clock in the morning it’s, you know, we didn’t expect that it was going to be booming business we did that. But when there is a special situation stock, we have - we are the market. And the other thing that we’ve seen is that interest from Europe, which is what we expected.

The reason we did it was because brokers in Europe asked us if we would open - if we would open earlier. I see the e-mails that come through with the requests to our objectivity department to get some of these foreign brokers hooked up and there’s definitely been an increase there.

So, we haven’t seen the full impact of it, but I think we will. And I think combine it with the NYSE transaction, it’s expanding hours in a significant way for trading that are listed there.

Daniel Goldberg - Bear Stearns - Analyst

Okay, great. And then if I could just sneak in another question in terms of, when can we expect some more details in terms of the actual economic around the transaction? I mean, I’m seeing your stock up significantly today. How does that impact the 30/70 split or any other valuation in the go forward company?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Kevin warned me coming into the call that if I said one word about this ahead of the 8-K that I was in big trouble. So, he’s filing the 8-K tomorrow, Kevin? It’s going to come out tomorrow. We’re not allowed to say anything beyond the press release before that 8-K is filed.

Daniel Goldberg - Bear Stearns - Analyst

Okay, great. Thank you.

Operator

Sir, our next question is from the line of Mick Dechequare (ph) with (inaudible).

Mick Dechequare Analyst

Hi, good morning. I wanted to ask on looking at the other potential merger in the space, which is rumored to be Nasdaq and Instinet, can you talk a little bit about how that may or may not affect your market share and so for on the OTC side of the business?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Well, first off, we had a choice here, which was a great position to be in, of which one of these two transactions we wanted to do. And we simply picked the superior transaction of the two.

I think as it impacts our market share - Charlotte Chamberlain put out a report a few days back and she speculated that the result of that transaction would be a positive for ITG, Arca and LiquidNet. And I don’t disagree with her. I think any buyer - whether it be Nasdaq or us of the Instinet business has to take into account - and it was in our formula - that you will lose market share to the loser in that bid. It’s a base assumption I think we’ve all made.

So, I think - and although I can’t deliver it because I have no control over it - it is potentially a positive for us.

Mick Dechequare Analyst

And I presume the thought process behind that was that people want to keep their business split amongst multiple providers and even though they may have additionally liquidity, better depth with a bigger pool, that’s offset by the people’s desire not to put all their eggs in one basket?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Well, yes. And the point, again, from Nelson comment. We’re crossing 90% of the stock that comes into our system today. So, you’ve got to - 90 - close to 90 - 88.4% chance of finding the other side of the trading in your system. They can only go to 100 and it won’t go to 100 unless you have 100% market share.

So, the theory is that three to two - going from three to competitors to two competitors that customers who have disconnectivity to the three of us will now only have two platforms to trade on and people like to do business with us. So, they’ll spread their business among two competitors instead of three. And that’s where we think it potentially can come from.

Mick Dechequare Analyst

Got you. Okay, thank you for that. And then just one other question - is there anything in particular you could point to that’s helping to drive the internalization rate higher the last few quarters?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

I think it is more and more liquidity providers come onto our system, right? We’ve got massive depth of book at the inside and it is just driven by that. You know, it’s a trade behavior pattern that has existed since 1997 and it continues and really is liquidity that resides in our system.

The other thing I think that’s been a boost to us recently is we rolled a new OTC matching engine. Has it been a month ago now? I guess about a month ago - that is a lot faster and it has more through put than the old one. We’re going to roll that technology on the listed side of the business this weekend so we did it in stages.

So, both for ETS and AMEX and the New York listed stock. The result of that is we got faster response times. And as our response time shrinks - I mean, as the system gets faster, the trading algorithms are able to be more aggressive in it because the time costs of canceling your order and changing the price has been decreased. So, I think trade behavior will improve as we continue to improve that matching edge.

There is yet another version of the matching edge that is coming out that’s even faster than this one as well as direct API. So, a way to trade with us around the fixed connection where you can talk directly to the matching edge. And that is also in late stages of - especially in QA. That’s going to improve it as well.

So, as we get faster, the risk of trading here decreases and some more liquidity.

Mick Dechequare Analyst

Very good. Thanks, guys.

Operator

Sir, we have a question from the line of Rich Repetto with Sandler O’Neill.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Hey, Rich.

Rich Repetto - Sandler O’Neill - Analyst

Hey, guys.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

We’re tired, Rich. It was a long day yesterday.

Rich Repetto - Sandler O’Neill - Analyst

For myself and the other analysts as well.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

A few newspaper reporters as well. They were still calling me at 11 o’clock last night.

Rich Repetto - Sandler O’Neill - Analyst

Well, yes, you stirred things up, Gerry. I can tell you that. But the first question is, your marketing - for Nelson - the marketing dropped off and much lower than we anticipated. So, is this something adjusting with market conditions?

Nelson Chai - Archipelago Holdings, Inc. - CFO

Rich, it has nothing to do with adjusting market conditions. We set out and set our plans for the year. We have adjusted it by year based on marketing conditions. Things fell off the map, but they’re not. We continue to be optimistic and positive about the business.

You really just have to focus with where media plans come in and the timing of it and the seasonality of it and the accounting for it. So, for instance, Archipelago, you’ll see us broadcasting at some golf events. Well, the big events aren’t in the first quarter. They actually start in April, right?

You know, racing programs - racing program involves things like the Indianapolis 500. So, it’s more seasonal and it’s more based on where the events are, Rich. We’ve talked and we’ve talked in the past with everybody on the phone with the level of marketing spend. And I think that’s what you’ll expect to see. It’s more just a matter of timing.

Rich Repetto - Sandler O’Neill - Analyst

So, these events - I believe the Indy in the second quarter well, right?

Nelson Chai - Archipelago Holdings, Inc. - CFO

It’s Memorial Day.

Rich Repetto - Sandler O’Neill - Analyst

Yes, so you’d expect to see -

Nelson Chai - Archipelago Holdings, Inc. - CFO

I would expect to see a little bit - I will tell you that you will see a spike in the second quarter. And then, you know, again, at the end of the year it will end up where we’ve talked about, which is that definition of quarter kind of normalized.

Rich Repetto - Sandler O’Neill - Analyst

Understood. And then, Gerry, I was just going to ask to just sort of clarify a little more the concept of evening out share volume if there is consolidation. Do you think that’s driven - and you guys have some experience from the deals that you’ve done with ready book.

But is that done more from spreading it out evenly? Or is it also done - for example, would they just want to make sure that they have choice and that there’s a liquidity pool that’s got enough volume or enough liquidity that they can always go there?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Yes, I don’t think people - you know, some consciously spread it out with some defined - the routing systems allows - I’m familiar with routing systems that allow you - allow the broker to plug in a number. You know, 40% a year, 60% there. So, some have the capability of doing that. Others it doesn’t come - it isn’t programmed. But, hey, trade on our system because there’s liquidity here and you know, the old liquidity begets liquidity is driving that.

So, it’s a combination of the two. As we talk to customers, I mean, I know for a fact that they will - if it goes from three to two will divvy up their volume differently than they do today.

Rich Repetto - Sandler O’Neill - Analyst

Understood. Understood. And the last question here - you may have commented on this - I got on a little bit late - but just a comment on the acquisition of the Pacific Stock Exchange. Any updates on the regulatory approval and I guess general thoughts on combining that with, you know, as the ISC has gone public. Combining that in your platform?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

It’s moving along as I’d say, pretty close to plan. But Kevin can talk about the regulatory developments.

Kevin O’ Hara - Archipelago Holdings, Inc. - CAO

Yes, hey, Rich. We’re obviously working through it. We’ve had to negotiate down at the SEC before. That said, the New York deal focused us for awhile on this end. We’re back now thinking with the SEC about how to work through the regulatory issues with the on the PCX.

But we see it - I think, when did we say we’d see a close?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

First half and I think we’re close to that.

Kevin O’ Hara - Archipelago Holdings, Inc. - CAO

Yes, we’re still on that schedule.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

As far as the ISC, Rich, I didn’t quite understand what the question was?

Rich Repetto - Sandler O’Neill - Analyst

Maybe I should be specific about them. Let’s just say, if the deal closed, Gerry, what would your view of long term pricing in the options industry be?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Well, I think that the pricing gets more competitive because the floor based exchanges are going to have to compete with the electronic exchanges. But I don’t - we perceive and I think customers perceive value in what we deliver and this strategy of being the “price leader” isn’t one that we ever thought made much sense.

We think that we deserve to be paid for the service we deliver and that people will pay us for it. We try to provide customer service and a high end technology and expect to be paid a reasonable price for it. Not a premium price for it, but a reasonable price.

So, I think generally, the floor based models are going to have to compete with more efficient electronic models, but I don’t imagine - and you shouldn’t expect that what we do is lead with, we’re the cheapest options exchange once we’re in that business.

Rich Repetto - Sandler O’Neill - Analyst

Understood. Okay. Congrats for putting that museum into the modern age, too.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Thank you.

Operator

And sir, your next question is from the line of Charlotte Chamberlain with Jefferies & Company.

Charlotte Chamberlain - Jefferies & Co. - Analyst

Hi and congratulations on just a fabulous, fabulous execution as always. A couple of questions. I assume from what you said about that 8-K that you’re not able to tell us at this point why you seem to be contributing a disproportionate amount of market caps - I mean, even before debt - market cap and earnings to this thing relative to the 30% share. Is that true? That you can’t comment on that at this point?

Nelson Chai - Archipelago Holdings, Inc. - CFO

Yes, this is Nelson. We can’t really give specific deals of deal, Charlotte. We did talk about the this yesterday, though. You can be rest assured that your analysis just taking the most current year - let’s take 2004. And as we talked about yesterday, we did spend a fair amount of time on contribution analysis and we worked together and feel like it is a fair deal for both sides.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

I mean, take the stock market today. Look at the price. It’s responding with a pretty good premium here for us. I think if you back in -

Charlotte Chamberlain - Jefferies & Co. - Analyst

Yes, but I mean, just think if you’d gotten 50% where your stock might be. I mean, you know?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

It wouldn’t have been a deal at 50%. So, it would be -

Charlotte Chamberlain - Jefferies & Co. - Analyst

Ah ha! Okay, that’s what wanted to know. Gerry, I love you! I mean, you tell me where you were in New York and you tell me, 50% there wasn’t a deal. You’re giving me what I want! I love it.

Nelson Chai - Archipelago Holdings, Inc. - CFO

Charlotte, I said sent Gerry and told him 100.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

We’re kidding. But Charlotte, we made a deal that was - we were able to show you the math and how we did, you know, where the pro forma is. We did the deal. Lazard and Greenhill both commented on fairness. Both boards reviewed it heavily and we struck - and there’s lots of ways to measure it, but every way you measured it we measured it with the information we put together. It’s a fair deal. It’s a fair deal for both of us.

Nelson Chai - Archipelago Holdings, Inc. - CFO

Well, based on where the stock is trading I think there’s an implied premium in there and I think that it was fair deal.

Charlotte Chamberlain - Jefferies & Co. - Analyst

Well, but the fact of where the stock is trading, if you had gotten - you know, if the deal could have been done at 50% I would maintain your stock would be at 34 rather than where it is. So, that’s - okay, but no. I got my answer.

Could we talk about the NYSE Junior Varsity, though?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Junior Varsity?

Charlotte Chamberlain - Jefferies & Co. - Analyst

I don’t know, what are you calling this?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

You mean as far as how the branding is going to work?

Nelson Chai - Archipelago Holdings, Inc. - CFO

How about the senior Nasdaq?

Charlotte Chamberlain - Jefferies & Co. - Analyst

Oh, you don’t want to use that.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

I’m kidding. We’re not the NYSE Junior Varsity.

Charlotte Chamberlain - Jefferies & Co. - Analyst

No, no, no, no. It’s the listings business. I mean, you guys put together an absolutely, I mean, the whole thing’s brilliant. But the business about listing companies who couldn’t do NYSE, but can duly meet your standards, can you tell us why getting together with the NYSE is going to get you more listing than what you’re getting now?

I mean, presumably, since it’s a give me for you and the NYSE - in other words, I mean, forgive me Gerry. You really don’t have any listings now. So, if priced them close to zero, and you got the trading revenues that would be a huge upside for you and a huge hole below the flimsoles (ph) for the Nasdaq. But is there anything other than pricing that is going to get you listings then you have on your own now?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Well, actually, the listings business is going really well. I mean, we feel really good about what we’ve accomplished here. So, the listings team is, you know, they’re giving each other high fives. And there’s a lot of things in the work, I mean, they’re out talking to a lot of people.

We’ve brought the issuers into our branding campaigns. You’ll see more from that group on its own. But I told you - we told you - and we told everyone it was important for us to be in the listings business. We would do what it took to make that business. It wasn’t one that would develop overnight, certainly, as the branding effort that goes along with it. But this deal with the New York Stock Exchange gives us - I mean, just think about it - enormous credibility as an issuer. So, there are companies that don’t qualify for the NYSE that would qualify to list on ArcaEx. There are also companies that list in Nasdaq that are, you know, they relate to Nasdaq as a brand.

I think that the credibility that this deal brings and the profile that this deal brings potentially both companies relate to this new choice. And think about it. I mean, more electronic NYSE trading. A new platform that’s all electronic where you can list your company with that brand behind it. I mean, I -

Charlotte Chamberlain - Jefferies & Co. - Analyst

Well, but presumably what listing companies want is liquidity. I mean, how are you getting more liquidity to these companies than you do now?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

We have enormous liquidity in the stocks that we trade. And actually, we’re adding a market making capability to our system. Competition has brought us to a point where we’re making it easy now. We’ll modify the platform so that you can be a guaranteed electronic liquidity provider on it in response to trying to build a listings business.

So, it’s not - we’re not creating something that hasn’t been done by others globally. It’s just we’re modifying our platform to allow for it. So, as we do that and with the brand that’s being developed here and with the combination with the NYSE we’re not doing it for free.

I mean, and the listings business is not a price sensitive business, by the way. People don’t compete for - on a price basis in that business. It’s competing on a brand basis.

Charlotte Chamberlain - Jefferies & Co. - Analyst

Well, I mean, you made $118 million in revenue this quarter, down from last quarter, so. But let me ask one other question - the market data fees are also down about $4 million. And when you kind of gave guidance on that, I’ve written down that you thought that the move in the Q’s from annex to the Nasdaq would be about $4.5 million over the year.

Did I mishear you? Should it be 16? Or why is this market data fees down?

Nelson Chai - Archipelago Holdings, Inc. - CFO

Well, Charlotte, actually on the fourth quarter call we actually addressed this. In the fourth quarter market data fees there were two things, that one is a one timer, and one was a true up. The one time that we talked about was the fact that there was about $1,700,000, we got in the fourth quarter incremental from Nasdaq.

Charlotte Chamberlain - Jefferies & Co. - Analyst

Oh, right.

Nelson Chai - Archipelago Holdings, Inc. - CFO

As you recall as a facilitator of KB. The second is what I’ll call true up. And the true up happens for an incremental million four on KB , which is the annex. And as you know, our annex market share has grown rapidly. It started out as 14.4% in the fourth quarter ‘04 and it grew to 17% to 21% to 25% to 27% through the quarters last year.

There is a process in the pen sharing plan where they do it by quarter, but then also at year end they do adjustments as well. So, the combination of the two is $3 million, which happened in the fourth quarter of last year which I covered in our Q4 conference call.

Charlotte Chamberlain - Jefferies & Co. - Analyst

Right.

Nelson Chai - Archipelago Holdings, Inc. - CFO

So, if you back that out, you’ll see that it is not as dramatic, and I think ties back to what we’ve told you in the past.

Charlotte Chamberlain - Jefferies & Co. - Analyst

Okay, fine. All right, thanks.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Thanks, Charlotte.

Operator

Sir, our next question is from the line of Bill Tanona with JP Morgan.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Hey, Bill.

Bill Tanona - JP Morgan - Analyst

Hey, good morning, guys. Just a couple of quick ones left and deals with the cost of revenues. I guess with the internalization being up, I was a little bit surprised that the liquidity payments were actually up quarter over quarter considering that volumes were down. Can you kind of give me a sense of what’s going on there?

Nelson Chai - Archipelago Holdings, Inc. - CFO

Liquidity payments were up? What you have to do, Bill, is look at liquidity payments and routing charges. As Gerry mentioned, the liquidity payments were up slightly, right? It’s 51.7 versus 51.9. So, if the routing charges were down from 21.5 to 18.8. So, it’s a combination of both, which Gerry talked about. Bill, do you see that?

Bill Tanona - JP Morgan - Analyst

Yes, so you’re looking at aggregate?

Nelson Chai - Archipelago Holdings, Inc. - CFO

Yes, you’ve got to look at the two of them in aggregate. And then the only thing that helps us in terms of gross margin is Gerry talked about the fact - or I talked about the fact on the clearing side we probably added another million dollar increase for improvement in how we clear trades.

Bill Tanona - JP Morgan - Analyst

Okay, that was going to be the second part of my question in terms of I know you guys are doing self clearing now. I guess I was surprised there as well that you saw an uptick. So, is that -

Nelson Chai - Archipelago Holdings, Inc. - CFO

The uptick quarter over quarter was really about $1 million increase in soft dollar, which is, as you know, something we do on the weigh side of the business.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

We’re doing a great job in that clearing department on trade compression. And we just really squeezed the cost out of that thing even beyond what Nelson and I and Pam in clearing thought we could pull out of this.

Bill Tanona - JP Morgan - Analyst

Do you think there’s still room to squeeze going forward or is that kind of a good run rate, I guess, for now?

Nelson Chai - Archipelago Holdings, Inc. - CFO

I would use the run rate, but I would tell you that we have an opportunity on two fronts. The first Gerry talked about earlier, our internal match rate continues to grow. And then the second part is that we are continuing to use compression, which is something we do with the customers and that is a benefit that we will be able to continue to do that. So, there is opportunity, but the run rate that you’re on is probably a good one.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

And actually, you know, it’s a good point to - I don’t remember who asked about the rates we get for trading. I mean, when you deliver to a customer in massive clearing savings because of technology that we’ve developed here to allow for that, I mean, that is part of the overall calculation people use when they look at the cost for trading on our ArcaEx.

So, our approach is really to drive service levels and create value for people there. And this clearing thing has just been huge.

Nelson Chai - Archipelago Holdings, Inc. - CFO

I mean, Bill, just to clarify the point, I mean, last in 2004 we spent about $14 million a year clearing business. Remember, we did 12 million of clearing costs in the first quarter of ‘03 alone. In the first quarter of this year the clearing numbers gotten to $1.2 million.

Bill Tanona - JP Morgan - Analyst

Great.

Nelson Chai - Archipelago Holdings, Inc. - CFO

So, as Jerry talked about, we’ve been able to continue to find ways to drive productivity.

Bill Tanona - JP Morgan - Analyst

Very helpful. Thanks, guys.

Operator

Sir, our next question is from the line of Richard Herr with KBW.

Richard Herr - KBW - Analyst

Hi, good morning and congratulations.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Thanks.

Richard Herr - KBW - Analyst

I’m just curious - and if I missed it, I apologize - but could you give us a breakout of the market data revenue by exchange for the quarter?

Nelson Chai - Archipelago Holdings, Inc. - CFO

Hang on a second. For Cape A it was $726,000; for Cape B it is $5.9 million; and for Cape C, it is $8.2 million. And that is based on a per credit rate of $0.12 for A and C, and $0.80 for Cape B.

Richard Herr - KBW - Analyst

Thank you, that’s helpful. And just looking at the plans for the New York Stock Exchange Group, do you see your listing function being something similar to maybe what the LSE has with the AIM market?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

No, I think - you can look at that and say similar, but - no, I guess that’s probably a good analogy. That’s similar. Not that we’re trying to be - that the story is microcap. So, it’s - or it’s technology specific or anything like that. I mean, it is broad listing brand which we’ll look to build along with the NYSE as an alternative listing platform.

So, they’ll be - you know, the AMEX deal with companies today, but the big two - obviously New York and Nasdaq - we’re looking to be part of what we think in the future is the big three.

Richard Herr - KBW - Analyst

Okay, and lastly, where do you see Wave fitting in under the new structure?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

I think that that - the answer there is probably one that will be dealt with through SEC negotiations in closing and closing a deal here.

Richard Herr - KBW - Analyst

Okay, thank you very much.

Nelson Chai - Archipelago Holdings, Inc. - CFO

Okay, thank you.

Operator

Sir, our next question is form the line of Todd Hockey (ph) with Allianz Asset Management.

Todd Hockey - Allianz Asset Management - Analyst

How’s it going? Congratulations.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Thanks, Todd.

Todd Hockey - Allianz Asset Management - Analyst

I have a couple of questions. I didn’t get a chance to look at this yesterday. So, going through the slides I just have a question on the slides. When you look the NYSE’s revenue that you’re using from these slides, it includes a big portion of revenue for Styak , which operates, as you guys know, under that cost recovery model.

So, it’s not really - I guess my question is, when you 15% revenue growth as your goal for the target company, are you using that as the base? Because I mean, the billion one isn’t really their true revenue, I guess, is what I mean.

Nelson Chai - Archipelago Holdings, Inc. - CFO

Todd, let me answer in two ways - the first is that, again, we don’t give specific guidance, but certainly that is a target and is inclusive of us growing our revenue base. And then when I said that, I said transaction revenue base, right? Because there are other parts of it.

Todd Hockey - Allianz Asset Management - Analyst

Okay.

Nelson Chai - Archipelago Holdings, Inc. - CFO

But certainly in terms as you’re thinking about transaction fees, as you’re thinking about real time market data, we believe it will be able to achieve that rate. As you talk about cycle eliminations, the best thing for us to do at this time is I would encourage you - I believe Amy Butte is going to be having a conference call, but yes, they do go through that cost recovery model and it has to do with them having to consolidate SYSC- that’s part of New York Stock Exchange Consolidated. But I know that Amy certainly will be able and willing to answer all those calls and I would encourage people who have that question to call in.

Todd Hockey - Allianz Asset Management - Analyst

Okay.

Nelson Chai - Archipelago Holdings, Inc. - CFO

All right. Okay, thanks.

Todd Hockey - Allianz Asset Management - Analyst

Thank you.

Operator

Your next question is from the line of Justin Hughes (ph) with Philadelphia Financial (ph).

Justin Hughes - Philadelphia Financial - Analyst

Good morning, and congratulations as well.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Thanks, Justin.

Justin Hughes - Philadelphia Financial - Analyst

I just wanted to get a little more detail on the cost base we touched on yesterday. You guys are targeting, I think, 100 year one and then another 100 year two. You guys only have run rate of 130. So, I’m guessing not a lot is going to come out of Archipelago. Can you give us targets for each? And who’s going to be running the ship on the cost base? Is it going to be you guys because you guys are kind of the leaner machine and you know how to do it?

Nelson Chai - Archipelago Holdings, Inc. - CFO

What I would say to that is the numbers we’re giving right now - we have to be careful, as Gerry mentioned earlier, until our 8-K comes out. But again, we are not thinking about this as Archipelago versus New York. We are thinking about this as New York Stock Exchange Group. NYSE Group. And I would tell you that the numbers we’re talking about is on a combined basis.

I would tell you it is really based on a lot of work between Amy and myself as well as other members of our joint team, okay? That’s what I would tell you. And we are all committed to it. In terms of driving the changes, there will be a transition team. John and Gerry will be leading it along with Amy and myself and the other important operating folks like Bob Brist, Mike Cormack, Steve Rubinow, Roger Burkhardt. And we will work jointly on the transition team.

So, it would be premature to say it’s them or us. To us it’s really just a combination of us working together and driving shareholder value. And we think we’ll be able to.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

And Todd, you know, on the road show and every one of these calls and everyone that calls in, we promised we will deliver value here. There’s a great management team and we’ll continue to deliver value. We’ll make smart deals when we can and we’ll make smart business decisions.

And I think you should just factor that in when you think about the influence or impact that we can have in this transaction.

Justin Hughes - Philadelphia Financial - Analyst

Okay, I was just wondering if you could identify which was coming from which. Second of all, have you quantified if there will be any restructuring charges? Or is this just going to be slow cuts over time? Is it going to be a Nasdaq type situation where we see a lot of charges, but overall the core expenses are getting better?

Nelson Chai - Archipelago Holdings, Inc. - CFO

First of all, we can’t get into that level of detail, number one. And number two, we certainly have done our work internally in terms of the timing of some of the opportunities. What I would tell you is we can’t comment on it at this point. And again, as we work through the transition we’re going to identify timing more closely.

But the last thing I would want to do is tell you we’re going to take gigantic charge at closing. We don’t know yet.

Justin Hughes - Philadelphia Financial - Analyst

Okay, last question - following up on what Todd was asking - with the NYSE now a “for profit” entity can you also make Styak a for profit entity? Or is that mandated to stay “not for profit?”

Nelson Chai - Archipelago Holdings, Inc. - CFO

That’s a structural question that Gerry mentioned earlier. We can’t get to that until the 8-K is out.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

And I would also say, for some of these questions, Amy Butte at the NYSE - I mean, she was in the middle of this deal from start to finish. She had details that the NYSE are probably - it’s more appropriate for them to answer those questions than it is for us at this point.

Justin Hughes - Philadelphia Financial - Analyst

Okay, thanks.

Operator

And sir, we have a follow up question from Daniel Goldberg.

Daniel Goldberg - Bear Stearns - Analyst

Hi, guys. Just one additional question. Gerry, I wanted to follow up on your comment about when going from three competitors to two, you know, there’s only two alternatives - volume tends to migrate and even out.

Why would you say that wouldn’t be the case in looking at 80% market share on the New York Stock Exchange floor? Why wouldn’t that be the case where that might move away? Now, it’s not going to Arca because they’re part of the same NYSE group and now there’s an opportunity for the Nasdaq/Instinet combination to gain some share there as there are only two players remaining?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Nasdaq/Instinet if they do a deal will gain market share. It’s just that - and I don’t see it the same way. I mean, we’re not - I’m trying to think about - I’m think out loud about your question about why would we - I mean, the New York Stock Exchange is 80% market share in trading their stocks. We’re at 3.5. I mean, some of the really active names have - we’ve increased market share in those.

Our list - we put a list out throughout the day of stocks, NYSE listed stocks were Arca has greater than 10% market share. That list continues to grow. We’re an alternative platform. So, it’s not - when you compare Instinet, Arca and Nasdaq, the systems are very, very similar. And the NYSE market phase they’re very, very different. I mean, they’re different product offerings.

And I don’t see it exactly the same way. I do think - and one of the things we’ve talked about here - is as listed stocks become more electronic with NYSE hybrid and with us doing better in that business, I think that there is some big upside for overall NYSE volume. We saw it as Nasdaq got more electronic. It had a big, big spike in volume. And I expect that to happen with New York’s effort with hybrid as trading becomes more seamless, you’re going to see more activity.

It’s purely the risk of entering an order at a specific price and canceling it and getting it out. As that time shrinks to the amount of risk in doing a trade decreases, people trade more.

Daniel Goldberg - Bear Stearns - Analyst

Okay, thanks again.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Thanks.

Operator

Sir, we have another question from the line of Charlotte Chamberlain.

Charlotte Chamberlain - Jefferies & Co. - Analyst

I know this is a sensitive subject because you guys are the least defensive of any management we’ve talked to. But the valuation thing obviously -

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Did you say offensive or defensive?

Charlotte Chamberlain - Jefferies & Co. - Analyst

No, no, I mean, you guys are the least defensive of any management team we talk to. And so, this defensiveness I’m sensing on this valuation is kind of strange. Will the 8-K - is it in the 8-K how everybody came to this 30/70 split?

Nelson Chai - Archipelago Holdings, Inc. - CFO

No, it wouldn’t be in the 8-K. What the 8-K would be, would be just more than the definitive agreement and some help in terms of some of the structuring. You know, I don’t know what was shown inside the board room of the New York Stock Exchange.

I don’t know how John Thain and Amy Butte evaluate Archipelago. I do know how we did. And we are not trying to be defensive. We think it’s a terrific deal. We think it will provide tremendous shareholder value.

Charlotte Chamberlain - Jefferies & Co. - Analyst

Okay, so how was it done?

Nelson Chai - Archipelago Holdings, Inc. - CFO

Great for the investors in our company -

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Why what, Charlotte?

Charlotte Chamberlain - Jefferies & Co. - Analyst

If it’s not in the 8-K, presumably you’ve got to tell your shareholders at some point how you came to it, right?

Kevin O’ Hara - Archipelago Holdings, Inc. - CAO

Charlotte, we’re going to be at the appropriate time we’re going to be sending a proxy at our shareholders and this will be discussed. But at this time to go into intimate discussions in our board room isn’t appropriate.

Charlotte Chamberlain - Jefferies & Co. - Analyst

Okay, I mean, we’ve got to do it ourselves from public data. And nonetheless, you’re giving some immense valuation to the NYSE brand. We can’t figure it out. I mean, I understand what you’re saying, that the stock’s up so obviously it was worth it. And you know, I can come back and say if you’d gotten 50/50 it would be up more. So, I mean, that doesn’t get around the valuation.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

The implied valuation of the whole - I mean, our stock implies the whole. And if the implied whole is $4.3 million, or $4.3 billion, or whatever the number works out - it’s somewhere around there - that’s what people think at the moment the combined deal is worth.

But we negotiated a hard deal and at the end of the day what we came up with is fair. That’s all I can say about it. It was fair. We didn’t do an unfair deal for ourselves. We wouldn’t have done it.

Charlotte Chamberlain - Jefferies & Co. - Analyst

I’m not questioning whether you think it’s fair. All I’m questioning is, why can’t it be outside for everybody to look at one way or another as opposed to speculating as to what the parts were.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Kevin?

Charlotte Chamberlain - Jefferies & Co. - Analyst

Let’s see, do you expect anything in particular from Nasdaq in terms of response to this merger?

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

No idea.

Kevin O’ Hara - Archipelago Holdings, Inc. - CAO

You can’t comment on that.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

I can’t comment. I have no idea. Not because it’s not appropriate to comment, I have no idea.

Charlotte Chamberlain - Jefferies & Co. - Analyst

Okay. All right, thanks.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Thanks.

Operator

We have not further questions. Back over to Mr. Putnam for any closing remarks.

Gerry Putnam - Archipelago Holdings, Inc. - Chairman and CEO

Okay, thanks everyone. Thanks, Nelson. I would like to end this call by saying that we’re pleased with our first quarter performance, optimistic about what the coming quarters will bring across our equities, trading business, listings, and ultimately options business.

We’re thrilled about the opportunities we will both see, and create as part of NYSE Group, and I’d like to thank all of you for taking the time to join us this afternoon. We’re happy to take-oh, we already did that part. Why does it say we’re happy to take questions at this time? Sorry about that , we’ll end the call there, thank you, good bye.

Operator

Ladies and gentlemen, this concludes your presentation. You may now disconnect.

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